Exhibit 99.1

Wrap Technologies Announces Leadership Transition Plan to Support Next Phase of Corporate Strategy

TEMPE, Ariz., January 24, 2022 (GLOBE NEWSWIRE) -- Wrap Technologies, Inc. (Nasdaq: WRAP) (“Wrap” or the “Company”), a global leader in innovative public safety technologies and services, today announced a leadership transition plan to support the next phase of its corporate strategy, which is focused on diversifying the Company’s suite of products, offerings and services. The plan provides for the following:

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Chief Executive Officer Tom Smith will be stepping down as part of a mutually agreed upon separation and Chief Financial Officer Jim Barnes will be retiring by the end of the year. Messrs. Smith and Barnes are not departing because of any disagreements or underlying business issues.

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The Company’s day-to-day operations will be led by an interim management team that includes L. W. Varner, Jr., who will serve as Principal Executive Officer, Lawrence Hirsh, who will serve as Senior Advisor for financial matters, and Glenn Hickman, who is currently Chief Operating Officer and will remain in his role permanently. Mr. Barnes will remain in the role of Chief Financial Officer until his formal retirement.

●	The interim management team will be supported and overseen by a Special Transition Committee of the Board of Directors (the “Board”) that includes directors Scot Cohen and Kim Sentovich.

●	The Board will run a formal process to identify highly-qualified candidates for the Chief Executive Officer and Chief Financial Officer roles.

●	The Board has appointed director Wayne Walker as its new Chairman, replacing Patrick Kinsella.

●	Mr. Kinsella and Jeff Kukowski are stepping down from the Board, effective immediately.

Scot Cohen, founder, director and a large shareholder of Wrap, commented:

“The Board believes Wrap has significant opportunities to grow and scale as the addressable market for public safety technologies and services continues expanding. To capitalize on these opportunities, we need to build on Wrap’s existing foundation by diversifying our mix of products, offerings and services beyond BolaWrap and Wrap Reality. We also need to be able to anticipate the evolving needs of law enforcement and security organizations around the world. This is why the Board has initiated this leadership transition and is running a search to identify executives with qualifications aligned to the next phase of our corporate strategy. We thank Tom, Jim, Pat and Jeff for their contributions in recent years.”

Wrap plans to keep shareholders and stakeholders informed on the Company’s transition plan progress in the weeks to come. Additionally, Wrap intends to share more details on the next phase of its corporate strategy once a permanent management team is in place.

Management Biographies

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L. W. (“Bill”) Varner, Jr., who is Wrap’s incoming Principal Executive Officer, has significant experience as a corporate executive and director in transition and turnaround situations. From June 2020 through November 2021, Bill was the Chief Executive Officer of Select Interior Concepts. Prior to that, he was Chief Executive Officer of United Subcontractors, Inc. (“USI”) from July 2012 to May 2018. During his tenure, he led a transformation of the business through organic growth and strategic transactions that resulted in USI achieving double digit EBITDA margins and an eventual sale, creating significant value for shareholders. From 2004 to 2012, Mr. Varner served as the President and Chief Executive Officer of Aquilex Corporation, a leading provider of specialty services to the energy sector. Under his leadership, the company grew revenues by fivefold and achieved record earnings. Prior to joining in 2004, Mr. Varner served as President for several global businesses in various industries orchestrating their growth in new markets through expansion of service and product offerings. He is a graduate of The Citadel in Charleston, South Carolina, and has served on various philanthropic, industry and community boards. He has sat on the boards of directors of Aquilex Corporation, USI and other companies.

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Lawrence Hirsh, who will serve as Senior Advisor for financial matters, has decades of experience as an advisor, corporate executive and director. He is an expert in corporate finance, capital markets, cost management and strategic planning for transformations. From 2002 through 2018, Mr. Hirsh was a Managing Director at Alvarez & Marsal, a leading professional services firm and provider of interim management solutions. He has most recently served as Senior Advisor at Alvarez & Marsal. He is currently the chairman of Sierra Hamilton, LLC, a provider of engineering and project management services for the oil and gas industry. He has previously served as chairman and a director of companies that include The Identity Group, Deep Rock Water Company and Premier Care In Bathing.

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Glenn Hickman, Wrap’s Chief Operating Officer, is a proven executive with extensive research and development, supply chain, manufacturing and software engineering experience. Mr. Hickman worked at Axon Enterprises (formerly TASER International) from 2011 to 2019, serving as Vice President of Research and Development from 2014 through 2019. At Axon, Mr. Hickman led the launch of six hardware products, all connected to an ecosystem of cloud software and mobile apps. He created engineering and supply chain processes and grew the engineering team from 35 to 70. Mr. Hickman was responsible for establishing the company’s first manufacturing line in Shenzhen, China, and an optics engineering team in Finland.

Special Transition Committee Biographies

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Scot Cohen, one of Wrap’s founders, has more than 20 years of experience in capital markets, corporate governance, finance and strategic planning. Scot founded and served as Principal of the Iroquois Capital Opportunity Fund, a closed-end private equity fund, which focused on investments in North American oil and gas. Mr. Cohen also co-founded Iroquois Capital, a New York based hedge fund, which managed approximately $300 million across its family of funds. Prior to that, Mr. Cohen founded a merchant bank that actively participated in structured investments in public companies. Mr. Cohen is currently active on a number of public and private company boards of directors and is involved with various charitable ventures.

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Kimberly Sentovich is a senior-level executive and experienced outside board director with over 30 years of experience. She is currently the CEO of Rachio, a manufacturer of smart irrigation controllers. She has worked with organizations ranging from Fortune 50 public companies and private companies to private equity portfolio companies and startups. Ms. Sentovich has held multiple operating roles at leading organizations including The Home Depot, Walmart, Gymboree and Torrid. She has managed big box and specialty stores, leading divisions with P&L responsibility up to $19B in revenue. Ms. Sentovich's other functional expertise includes technology, supply chain, business analytics and merchandising. She has also served on the board of directors of One Stop Systems (NASDAQ: OSS) from 2019 to the present.

New Chairman Biography

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Wayne Walker, who has been a Wrap director since 2018, has significant experience in corporate governance, finance, legal affairs and strategic planning. He is the president of Walker Nell Partners, Inc. (“Walker Nell”), an international business consulting firm. He focuses on corporate governance, turnaround management, corporate restructuring and organizational effectiveness. Walker Nell provides corporate governance and restructuring advisory services, fiduciary services, litigation support and other services to client corporations and law firms. In his role at Walker Nell, he has served on a number of private and public company boards. Notably, he is the former Chairman of the Board of Trustees of National Philanthropic Trust, a public charity with more than $17 billion of assets under management. Mr. Walker has more than 25 years of experience in corporate law and corporate restructuring, including working 15 years at the DuPont Company.

About WRAP

Wrap Technologies (Nasdaq: WRAP) is a global leader in innovative public safety technologies and services. WRAP develops creative solutions to complex issues and empowers public safety officials to protect and serve their communities through its portfolio of advanced technology and training solutions.

WRAP’s BolaWrap® Remote Restraint device is a patented, hand-held pre-escalation and apprehension tool that discharges a Kevlar® tether to temporarily restrain uncooperative suspects and persons in crisis from a distance. Through its many field uses and growing adoption by agencies across the globe, BolaWrap is proving to be an effective tool to help law enforcement safely detain persons without injury or the need to use higher levels of force.

Wrap Reality, the Company’s virtual reality training system, is a fully immersive training simulator and comprehensive public safety training platform providing first responders with the discipline and practice in methods of de-escalation, conflict resolution, and use-of-force to better perform in the field.

WRAP’s headquarters are in Tempe, Arizona. For more information, please visit wrap.com.

Trademark Information

BolaWrap, Wrap and Wrap Reality are trademarks of Wrap Technologies, Inc. All other trade names used herein are either trademarks or registered trademarks of the respective holders.

Cautionary Note on Forward-Looking Statements - Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to: statements regarding the Company's overall business; total addressable market; and, expectations regarding future sales and expenses. Words such as "expect", "anticipate", "should", "believe", "target", "project", "goals", "estimate", "potential", "predict", "may", "will", "could", "intend", and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Moreover, forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the Company's ability to successfully implement training programs for the use of its products; the Company's ability to manufacture and produce product for its customers; the Company's ability to develop sales for its new product solution; the acceptance of existing and future products, including the acceptance of the BolaWrap 150; the risk that distributor and customer orders for future deliveries are modified, rescheduled or cancelled in the normal course of business; the availability of funding to continue to finance operations; the complexity, expense and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the Company's product solution; product defects; litigation risks from alleged product-related injuries; risks of government regulations; the business impact of health crises or outbreaks of disease, such as epidemics or pandemics; the ability to obtain export licenses for countries outside of the US; the ability to obtain patents and defend IP against competitors; the impact of competitive products and solutions; and the Company's ability to maintain and enhance its brand, as well as other risk factors mentioned in the Company's most recent annual report on Form 10-K, quarterly report on Form 10-Q, and other SEC filings. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Contacts

For Investors:

Paul M. Manley, (612) 834-1804

pmanley@wrap.com

For Media:

Longacre Square Partners

Greg Marose / Ashley Areopagita 646-386-0091

gmarose@longacresquare.com / aareopagita@longacresquare.com